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                                                                    EXHIBIT 23.2

[CHINESE CHARACTERS]
Yao Liang Law Office

Shanda Interactive Entertainment Limited

No. 1 Office Building

690 Bibo Road

Pudong New Area

Shanghai 201203

People's Republic of China

                                                                    July 7, 2005

Ladies and Gentlemen:

RE: SHANDA INTERACTIVE ENTERTAINMENT LIMITED

We hereby consent to the use of and references to our name under the captions "Risk Factors" and "Regulatory Matters" in the annual report on Form 20-F, filed by Shanda Interactive Entertainment Limited with the United States Securities and Exchange Commission on May 27, 2005 under the Securities Act of 1933, as amended.

Sincerely yours

/s/ Yao Liang Law Office

Yao Liang Law Office

[SEAL]

7/F, Huaxia Bank Tower, 256 Pudong (S) Road, Shanghai 200120, PRC
[CHINESE CHARACTERS]256 [CHINESE CHARACTERS]: 200120
Tel: (8621)51150338   Fax: (8621)51150051
E-mail: master@yaolianglaw.com
www.yaolianglaw.com